EXHIBIT 22
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                            ENRON OIL & GAS COMPANY
                                AND SUBSIDIARIES
                                                                  Date of          Where
                     Company Name                              Incorporation    Incorporated
                     ------------                              -------------    ------------
Enron Oil & Gas Company ......................................   06/12/85        Delaware
   Enron Oil & Gas International, Inc. .......................   05/27/93        Delaware
      EOGI-Trinidad, Inc. ....................................   06/02/93        Delaware
         EOGI Trinidad Company ...............................   06/02/93        Cayman Islands
            Enron Gas & Oil Trinidad Limited .................   11/04/92        Trinidad
      EOGI-Australia, Inc. ...................................   06/02/93        Delaware
         EOGI Australia Company ..............................   06/02/93        Cayman Islands
            Enron Exploration Australia Pty Ltd ..............   11/23/92        Australia
      EOGI-France, Inc. ......................................   06/02/93        Delaware
         Enron Exploration France S.A ........................   11/13/92        France
      EOGI-Russia, Inc. ......................................   07/29/93        Delaware
         Enron Exploration and Production (Russia) Limited ...   11/09/92        Cyprus
            Kuznetsk Exploration and Production Company ......   10/20/93        Russian Federation
      EOGI-Kazakhstan, Inc. ..................................   07/29/93        Delaware
         Enron Exploration and Production (Kazakhstan) Limited   02/08/93        Cyprus
         Enron Oil & Gas Kazakhstan Ltd ......................   08/18/94        Cayman Islands
      Enron Exploration Company, South America ...............   08/03/93        Delaware
         Enron Exploration S.A ...............................   12/12/91        Argentina
      EOGI-United Kingdom, Inc. ..............................   07/29/93        Delaware
         EOGI United Kingdom Company B.V .....................   12/04/81        The Netherlands
            Enron Oil U.K. Limited ...........................   05/22/90        England
      EOGI-India, Inc. .......................................   03/17/94        Delaware
         Enron Oil & Gas India Ltd ...........................   06/02/93        Cayman Islands
      EOGI-China, Inc. .......................................   08/18/94        Delaware
         Enron Oil & Gas China Ltd ...........................   08/19/94        Cayman Islands
      EOGI-Qatar, Inc. .......................................   09/22/94        Delaware
         Enron Oil & Gas Qatar Ltd ...........................   09/23/94        Cayman Islands
      EOGI-Uzbekistan, Inc. ..................................   01/30/95        Delaware
         Enron Oil & Gas Uzbekistan Ltd ......................   01/31/95        Cayman Islands
   Enron Oil & Gas Marketing, Inc. ...........................   04/09/90        Delaware
   I N Holdings, Inc. ........................................   03/13/85        Delaware
      Enron Oil Canada Ltd ...................................   04/01/82        Alberta
   Nilo Operating Company ....................................   04/04/94        Delaware
   Enron Oil & Gas - Carthage, Inc. ..........................   03/21/95        Delaware
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